Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to First Financial Bancorp of our report dated February 23, 2016 with respect to the consolidated financial statements of First Financial Bancorp as of December 31, 2015 and each of the two years in the period ended December 31, 2015 included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

May 23, 2017